Exhibit 99.1

News Release | January 14, 2020
Wells Fargo Reports Fourth Quarter 2019 Net Income of $2.9 Billion
Diluted EPS of $0.60 included the impact of litigation accruals of $(0.33) per share

▪	Fourth quarter 2019 financial results:

◦	Net income of $2.9 billion and diluted earnings per share (EPS) of $0.60

•
Operating losses of $1.9 billion, driven by $1.5 billion, or ($0.33) per share, of litigation accruals for a variety of matters, including previously disclosed retail sales practices matters; a majority of the litigation accruals was not tax deductible

◦	Revenue of $19.9 billion, down from $21.0 billion in fourth quarter 2018

•	Net interest income of $11.2 billion, down $1.4 billion

•	Noninterest income of $8.7 billion, up $324 million

◦	Noninterest expense of $15.6 billion, up $2.3 billion primarily due to higher operating losses

◦	Average loans of $956.5 billion, up $10.2 billion, or 1%

◦	Average deposits of $1.3 trillion, up $53.0 billion, or 4%

◦	Credit quality:

•	Provision expense of $644 million, up $123 million from fourth quarter 2018

▪	Net charge-offs of $769 million, up $48 million

◦	Net charge-offs of 0.32% of average loans (annualized), up from 0.30%

▪	Reserve release[1] of $125 million, compared with a $200 million release in fourth quarter 2018

•	Nonaccrual loans of $5.3 billion, down $1.2 billion, or 18%

◦	Strong capital position while returning more capital to shareholders:

•	Common Equity Tier 1 ratio of 11.1%[2]

•	Returned $9.0 billion to shareholders in fourth quarter 2019 through common stock dividends and net share repurchases, up from $8.8 billion in fourth quarter 2018

▪	Quarterly common stock dividend of $0.51 per share, up 19% from $0.43 per share

▪	Period-end common shares outstanding down 446.8 million shares, or 10%

▪	Full year 2019 financial results:

◦	Net income of $19.5 billion and diluted earnings per share (EPS) of $4.05

◦	Return on assets (ROA) of 1.02%, return on equity (ROE) of 10.23%, and return on average tangible common equity (ROTCE) of 12.20%[3]

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Annual Report on
Form 10-K for the year ended December 31, 2019, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
1 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
2 See table on page 37 for more information on Common Equity Tier 1. Common Equity Tier 1 is a preliminary estimate.
3 Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

Selected Financial Information

		Quarter ended		Year ended Dec. 31,
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	2019	2018
Earnings
Diluted earnings per common share	$0.60	0.92	1.21	4.05	4.28
Wells Fargo net income (in billions)	2.87	4.61	6.06	19.55	22.39
Return on assets (ROA)	0.59%	0.95	1.28	1.02	1.19
Return on equity (ROE)	5.91	9.00	12.89	10.23	11.53
Return on average tangible common equity (ROTCE)	7.08	10.70	15.39	12.20	13.73
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.32%	0.27	0.30	0.29	0.29
Allowance for credit losses as a % of total loans	1.09	1.11	1.12	1.09	1.12
Allowance for credit losses as a % of annualized net charge-offs	343	415	374	379	390
Other
Revenue (in billions)	$19.9	22.0	21.0	85.1	86.4
Efficiency ratio (b)	78.6%	69.1	63.6	68.4	65.0
Average loans (in billions)	$956.5	949.8	946.3	951.0	945.2
Average deposits (in billions)	1,321.9	1,291.4	1,268.9	1,286.3	1,275.9
Net interest margin	2.53%	2.66	2.94	2.73	2.91

(a)
Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – January 14, 2020 – Wells Fargo & Company (NYSE:WFC) reported net income of $2.9 billion, or $0.60 per diluted common share, for fourth quarter 2019, compared with $6.1 billion, or $1.21 per share, for fourth quarter 2018, and $4.6 billion, or $0.92 per share, for third quarter 2019.
Chief Executive Officer and President Charlie Scharf said, “Wells Fargo is a wonderful and important franchise that has made some serious mistakes, and my mandate is to make the fundamental changes necessary to regain the full trust and respect of all stakeholders.”
“During my first three months at Wells Fargo my primary focus has been on advancing our required regulatory work with a different sense of urgency and resolve, while beginning to develop a path to improve our financial results. This work is necessary to build the appropriate foundation for us to move forward. Wells Fargo plays an important role for our country, and we know that ultimately our actions and results will dictate when that trust is fully regained. And while the work is substantial, I am confident that with the appropriate prioritization of resources, processes, and management attention, we can accomplish what is expected of us," Mr. Scharf added.
"In addition, even in my short time at the company, it is clear that our opportunities to improve our performance are substantial when we finish this work. Our cost structure is too high, and I believe there are many areas where we will be able to increase our rate of growth. While it is too early to put time frames around these goals, we will be diligent in pursuing them and I am confident the opportunities are meaningful,” Mr. Scharf concluded.
Chief Financial Officer John Shrewsberry said, “Wells Fargo reported $2.9 billion of net income in the fourth quarter and diluted earnings per share of $0.60, which included the impact of $1.5 billion, or $(0.33) per share, of litigation accruals for a variety of matters, including previously disclosed retail sales practices matters. Our net interest income declined in the fourth quarter driven predominantly by the impact of the lower interest rate environment. In addition, while we are spending what is necessary in order to improve risk management, our other expenses were too high and becoming more efficient remains a top priority. However, we continued to have positive business trends with both loans and deposits growing from the third quarter and a year ago. We also saw increases from the third quarter and a year ago in primary consumer checking customers, debit and credit card usage, Wealth and Investment Management total client assets, and Investment Banking market share. Our net charge-off rate remained near historic lows, and our capital levels were strong even as we returned $9 billion to shareholders through common stock dividends and net share repurchases in the fourth quarter, reducing common shares outstanding by 10% compared with a year ago.”
Net Interest Income
Net interest income in the fourth quarter was $11.2 billion, down $425 million from third quarter 2019, predominantly due to balance sheet repricing driven by the impact of the lower interest rate environment, unfavorable hedge ineffectiveness accounting results, and higher mortgage-backed securities (MBS) premium amortization, partially offset by the benefit of balance sheet growth.
The net interest margin was 2.53%, down 13 basis points from the prior quarter predominantly due to balance sheet repricing driven by the impact of the lower interest rate environment, unfavorable hedge ineffectiveness accounting results, and higher MBS premium amortization.
Noninterest Income
Noninterest income in the fourth quarter was $8.7 billion, down $1.7 billion from third quarter 2019. Fourth quarter noninterest income included lower other income, market sensitive revenue4, and other fees, partially offset by higher mortgage banking income and service charges on deposit accounts.

•
Other fees were $656 million, down $202 million compared with third quarter 2019, primarily due to lower commercial real estate brokerage commissions as a result of the sale of our commercial real estate brokerage business, Eastdil Secured (Eastdil), on October 1, 2019.

•
Mortgage banking income was $783 million, up from $466 million in third quarter 2019. Net mortgage servicing income was $23 million, up from a loss of $142 million in the third quarter which included a residential mortgage servicing rights asset valuation adjustment reflecting the impact of higher prepayment rates. Net gains on mortgage loan origination and sales activities were $760 million, up from $608 million in the third quarter, primarily due to an increase in residential held-for-sale mortgage loan originations to $42 billion from $38 billion in the third quarter and higher gains associated with exercising servicer cleanup calls in the fourth quarter. The production margin on residential held-for-sale mortgage loan originations[5] was 1.21%, flat compared with the third quarter.

•
Market sensitive revenue[4] was $574 million, down from $1.2 billion in third quarter 2019, predominantly due to lower net gains from equity securities from our affiliated venture capital and private equity partnerships, and lower net gains from trading activities. Fourth quarter 2019 net gains from equity securities included $236 million from deferred compensation plan investment results (largely offset by employee benefits expense).

4 Market sensitive revenue represents net gains from trading activities, debt securities, and equity securities.
5 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the “Selected Five Quarter Residential Mortgage Production Data” table on page 42 for more information.

•
Other income was $335 million, down $1.2 billion from the prior quarter. Third quarter 2019 included a $1.1 billion gain from the sale of our Institutional Retirement and Trust (IRT) business. Fourth quarter 2019 included a $362 million gain from the sale of Eastdil.

Noninterest Expense
Noninterest expense in the fourth quarter was $15.6 billion, up $415 million from the prior quarter. Fourth quarter noninterest expense included higher employee benefits expense driven by $263 million of deferred compensation expense (largely offset by net gains from equity securities) and higher equipment expense driven by higher capitalized software impairment expense, and higher computer software licensing and maintenance costs. Additionally, operating losses of $1.9 billion in fourth quarter 2019 were flat compared with third quarter 2019, and included $1.5 billion of litigation accruals in the fourth quarter for a variety of matters, including previously disclosed retail sales practices matters.

Income Taxes
The Company’s effective income tax rate was 19.1% for fourth quarter 2019 and included net discrete income tax expense of $303 million predominantly related to the non-tax deductible treatment of certain litigation accruals. The effective income tax rate in third quarter 2019 was 22.1% and included net discrete income tax expense of $443 million predominantly related to the non-tax deductible treatment of a litigation accrual. The Company's full year 2019 effective income tax rate was 17.5% (15.7% before discrete items).
Loans
Average loans were $956.5 billion in the fourth quarter, up $6.8 billion from the third quarter. Period-end loan balances were $962.3 billion at December 31, 2019, up $7.4 billion from September 30, 2019. Commercial loans were up $3.4 billion compared with September 30, 2019, predominantly due to $3.3 billion of growth in commercial and industrial loans. Consumer loans increased $4.0 billion from the prior quarter, reflecting the following:

•
Real estate 1-4 family first mortgage loans increased $3.2 billion, as $17.8 billion of held-for-investment mortgage loan originations and the purchase of $2.3 billion of loans as a result of exercising servicer cleanup calls were partially offset by paydowns

•	Real estate 1-4 family junior lien mortgage loans decreased $1.3 billion, as paydowns continued to exceed originations

•	Credit card loans increased $1.4 billion, primarily due to seasonality

•	Automobile loans increased $1.1 billion, driven by $6.8 billion of originations
Period-End Loan Balances

(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Commercial	$515,719	512,332	512,245	512,226	513,405
Consumer	446,546	442,583	437,633	436,023	439,705
Total loans	$962,265	954,915	949,878	948,249	953,110
Change from prior quarter	$7,350	5,037	1,629	(4,861)	10,810

Debt and Equity Securities
Debt securities include available-for-sale and held-to-maturity debt securities, as well as debt securities held for trading. Period-end debt securities were $497.1 billion at December 31, 2019, down $6.4 billion from the third quarter driven by a $7.0 billion decrease in debt securities available-for-sale and held-to-maturity, as purchases of approximately $15.6 billion, primarily federal agency MBS in the available-for-sale portfolio, were more than offset by runoff and sales.

Net unrealized gains on available-for-sale debt securities were $3.4 billion at December 31, 2019, compared with $3.1 billion at September 30, 2019, primarily due to tighter credit spreads, partially offset by higher long-term interest rates in the fourth quarter.
Equity securities include marketable and non-marketable equity securities, as well as equity securities held for trading. Period-end equity securities were $68.2 billion at December 31, 2019, up $4.4 billion from the third quarter.
Deposits
Total average deposits for fourth quarter 2019 were $1.3 trillion, up $30.5 billion from the prior quarter driven by growth in both commercial and consumer deposits. The average deposit cost for fourth quarter 2019 was 62 basis points, down 9 basis points from the prior quarter and up 7 basis points from a year ago.
Capital
The Company's Common Equity Tier 1 ratio was 11.1%2 and continued to exceed both the regulatory minimum of 9% and our current internal target of 10%. In fourth quarter 2019, the Company repurchased 141.1 million shares of its common stock, which, net of issuances, reduced period-end common shares outstanding by 134.7 million. The Company paid a quarterly common stock dividend of $0.51 per share.
As of December 31, 2019, our eligible external total loss absorbing capacity (TLAC) as a percentage of total risk-weighted assets was 23.2%6, compared with the required minimum of 22.0%.
6 The TLAC ratio is a preliminary estimate.

Credit Quality

Net Loan Charge-offs
The quarterly loss rate in the fourth quarter was 0.32% (annualized), up from 0.27% in the prior quarter and 0.30% a year ago. Commercial and consumer losses were 0.16% and 0.51%, respectively. Total credit losses were $769 million in fourth quarter 2019, up $124 million from third quarter 2019. Commercial losses increased $64 million largely driven by lower recoveries and higher lease financing losses primarily related to railcar leases. Consumer losses increased $60 million primarily due to seasonality in the credit card, automobile, and other revolving credit and installment portfolios.
Net Loan Charge-Offs

	Quarter ended
	December 31, 2019		September 30, 2019		December 31, 2018
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$168	0.19%	$147	0.17%	$132	0.15%
Real estate mortgage	4	0.01	(8)	(0.02)	(12)	(0.04)
Real estate construction	—	—	(8)	(0.14)	(1)	(0.01)
Lease financing	31	0.63	8	0.17	13	0.26
Total commercial	203	0.16	139	0.11	132	0.10
Consumer:
Real estate 1-4 family first mortgage	(3)	—	(5)	(0.01)	(22)	(0.03)
Real estate 1-4 family junior lien mortgage	(16)	(0.20)	(22)	(0.28)	(10)	(0.11)
Credit card	350	3.48	319	3.22	338	3.54
Automobile	87	0.73	76	0.65	133	1.16
Other revolving credit and installment	148	1.71	138	1.60	150	1.64
Total consumer	566	0.51	506	0.46	589	0.53
Total	$769	0.32%	$645	0.27%	$721	0.30%

(a)	Quarterly net charge-offs (recoveries) as a percentage of average loans are annualized.

Nonperforming Assets
Nonperforming assets decreased $333 million, or 6%, from third quarter 2019 to $5.6 billion. Nonaccrual loans decreased $199 million from third quarter 2019 to $5.3 billion. Commercial nonaccrual loans decreased $58 million, while consumer nonaccrual loans decreased $141 million largely driven by lower nonaccruals in the real estate 1-4 family mortgage portfolios.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	December 31, 2019		September 30, 2019		December 31, 2018
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,545	0.44%	$1,539	0.44%	$1,486	0.42%
Real estate mortgage	573	0.47	669	0.55	580	0.48
Real estate construction	41	0.21	32	0.16	32	0.14
Lease financing	95	0.48	72	0.37	90	0.46
Total commercial	2,254	0.44	2,312	0.45	2,188	0.43
Consumer:
Real estate 1-4 family first mortgage	2,150	0.73	2,261	0.78	3,183	1.12
Real estate 1-4 family junior lien mortgage	796	2.70	819	2.66	945	2.75
Automobile	106	0.22	110	0.24	130	0.29
Other revolving credit and installment	40	0.12	43	0.12	50	0.14
Total consumer	3,092	0.69	3,233	0.73	4,308	0.98
Total nonaccrual loans	5,346	0.56	5,545	0.58	6,496	0.68
Foreclosed assets:
Government insured/guaranteed	50		59		88
Non-government insured/guaranteed	253		378		363
Total foreclosed assets	303		437		451
Total nonperforming assets	$5,649	0.59%	$5,982	0.63%	$6,947	0.73%
Change from prior quarter:
Total nonaccrual loans	$(199)		$(377)		$(218)
Total nonperforming assets	(333)		(317)		(289)

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $10.5 billion at December 31, 2019, down $157 million from September 30, 2019, and included a $125 million reserve release1 in fourth quarter 2019, primarily due to improved credit performance in the consumer loan portfolio and a higher probability of slightly more favorable economic conditions. The allowance coverage for total loans was 1.09%, compared with 1.11% in third quarter 2019. The allowance covered 3.4 times annualized fourth quarter net charge-offs, compared with 4.1 times in the prior quarter. The allowance coverage for nonaccrual loans was 196% at December 31, 2019, compared with 191% at September 30, 2019.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
Community Banking	$429	999	3,169
Wholesale Banking	2,493	2,644	2,671
Wealth and Investment Management	254	1,280	689
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations (including funds transfer pricing, capital, liquidity and certain corporate expenses) in support of the other operating segments and results of investments in our affiliated venture capital and private equity partnerships.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
Total revenue	$10,522	11,239	11,461
Provision for credit losses	522	608	534
Noninterest expense	9,029	8,766	7,032
Segment net income	429	999	3,169
(in billions)
Average loans	462.5	459.0	459.7
Average assets	1,039.3	1,033.9	1,015.9
Average deposits	794.6	789.7	759.4
Fourth Quarter 2019 vs. Third Quarter 2019

•	Net income of $429 million, down $570 million, or 57%

•
Revenue of $10.5 billion, down $717 million, or 6%, driven by lower net interest income, net gains from equity securities, and gains from the sale of purchased credit-impaired (PCI) residential mortgage loans, partially offset by higher mortgage banking income

•	Noninterest expense of $9.0 billion increased $263 million, or 3%, predominantly driven by higher personnel expense

•
Provision for credit losses decreased $86 million, reflecting a reserve release[1] in fourth quarter 2019, compared with a reserve build[1] in third quarter 2019, partially offset by seasonally higher net charge-offs mostly in the credit card and automobile portfolios

Fourth Quarter 2019 vs. Fourth Quarter 2018

•	Net income down $2.7 billion, or 86%

•
Revenue down $939 million, or 8%, driven by lower net interest income and gains from the sale of PCI residential mortgage loans, partially offset by higher mortgage banking income, net gains from equity securities, and service charges on deposit accounts

•
Noninterest expense increased $2.0 billion, or 28%, predominantly due to higher operating losses reflecting litigation accruals for a variety of matters, as well as higher personnel expense, partially offset by lower other expense and core deposit and other intangibles amortization expense

Business Metrics and Highlights

•	Primary consumer checking customers[7],[8] of 24.4 million, up 2.0% from a year ago

•	Branch customer experience surveys completed during fourth quarter 2019 reflected higher year-over-year scores for both ‘Customer Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’

•	Debit card point-of-sale purchase volume[9] of $95.2 billion in the fourth quarter, up 6% year-over-year

•	General purpose credit card point-of-sale purchase volume of $21.0 billion in the fourth quarter, up 4% year-over-year

•	30.3 million digital (online and mobile) active customers, including 24.4 million mobile active customers8, [10]

•	5,352 retail bank branches as of the end of fourth quarter 2019, reflecting 174 branch consolidations in 2019

•	Home Lending

◦	Originations of $60 billion, up from $58 billion in the prior quarter, driven by lower mortgage loan interest rates

▪	Originations of loans held-for-sale and loans held-for-investment were $42 billion and $18 billion, respectively

◦	Production margin on residential held-for-sale mortgage loan originations[5] of 1.21%, flat compared with the prior quarter

◦	Applications of $72 billion, down from $85 billion in the prior quarter, driven primarily by seasonality

◦	Unclosed application pipeline of $33 billion at quarter end, down from $44 billion in the prior quarter, driven primarily by seasonality

•	Automobile originations of $6.8 billion in the fourth quarter, up 45% from the prior year, reflecting our renewed emphasis on growing auto loans following the restructuring of the business

•
For the 17th consecutive year, America's #1 small business lender and #1 lender to small businesses in low-and moderate-income areas (loans under $1 million; 2018 Community Reinvestment Act data, released December 2019)

7 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
8 Data as of November 2019, comparisons with November 2018.
9 Combined consumer and business debit card purchase volume dollars.
10 Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device in the prior 90 days.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Commercial Banking, Commercial Real Estate, Corporate and Investment Banking, Credit Investment Portfolio, Treasury Management, and Commercial Capital.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
Total revenue	$6,559	6,942	6,926
Provision (reversal of provision) for credit losses	124	92	(28)
Noninterest expense	3,743	3,889	4,025
Segment net income	2,493	2,644	2,671
(in billions)
Average loans	476.5	474.3	470.2
Average assets	877.6	869.2	839.1
Average deposits	447.4	422.0	421.6
Fourth Quarter 2019 vs. Third Quarter 2019

•	Net income of $2.5 billion, down $151 million, or 6%

•
Revenue of $6.6 billion, down $383 million, or 6%, driven by lower net interest income and lower commercial real estate brokerage fees due to the sale of Eastdil, as well as declines in market sensitive revenue[4], lease income, and investment banking fees. These decreases were partially offset by higher other income, which included a $362 million gain from the sale of Eastdil

•	Noninterest expense of $3.7 billion decreased $146 million, or 4%, reflecting the sale of Eastdil
Fourth Quarter 2019 vs. Fourth Quarter 2018

•	Net income down $178 million, or 7%

•
Revenue down $367 million, or 5%, predominantly due to lower net interest income, commercial real estate brokerage fees due to the sale of Eastdil, and lease income. These decreases were partially offset by higher other income, which included a $362 million gain from the sale of Eastdil, as well as higher market sensitive revenue[4], investment banking fees, and mortgage banking income

•
Noninterest expense decreased $282 million, or 7%, reflecting the sale of Eastdil, as well as lower lease expense and core deposit and other intangibles amortization expense, partially offset by higher regulatory and risk related expense

•	Provision for credit losses increased $152 million, reflecting lower recoveries, a lower reserve release[1], and higher lease financing losses
Business Metrics and Highlights

•	Commercial card spend volume[11] of $8.8 billion, up 1% from the prior year on increased transaction volumes

•	2.0 billion of ACH payment transactions originated[12], up 13% from the prior year, and up 6% from third quarter 2019

•	U.S. investment banking market share of 3.7% in 2019[13], compared with 3.2% in 2018[13]

•	#1 Treasury Management provider[14]

11 Includes commercial card volume for the entire company.
12 Includes ACH payment transactions originated by the entire company.
13 Source: Dealogic U.S. investment banking fee market share.
14 2019 Ernst & Young Annual Cash Management Services survey (November 2019); measured by "fee-equivalent revenue".

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve clients’ brokerage needs and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
Total revenue	$4,071	5,141	3,957
Provision (reversal of provision) for credit losses	(1)	3	(3)
Noninterest expense	3,729	3,431	3,044
Segment net income	254	1,280	689
(in billions)
Average loans	77.1	75.9	75.2
Average assets	85.5	84.7	83.6
Average deposits	145.0	142.4	155.5
Fourth Quarter 2019 vs. Third Quarter 2019

•	Net income of $254 million, down $1.0 billion, or 80%

•
Revenue of $4.1 billion, down $1.1 billion, or 21%, predominantly due to a $1.1 billion gain from the sale of our IRT business in third quarter 2019 and lower net interest income in fourth quarter 2019, partially offset by higher net gains from equity securities on increased deferred compensation plan investment results (largely offset by employee benefits expense) in fourth quarter 2019

•
Noninterest expense of $3.7 billion increased $298 million, or 9%, primarily due to higher operating losses, higher employee benefits expense from increased deferred compensation plan expense (largely offset by net gains from equity securities), and higher equipment expense related to the strategic reassessment of technology projects

Fourth Quarter 2019 vs. Fourth Quarter 2018

•	Net income down $435 million, or 63%

•
Revenue increased $114 million, or 3%, primarily driven by higher net gains from equity securities on increased deferred compensation plan investment results (largely offset by employee benefits expense) and higher retail brokerage advisory fees, partially offset by lower net interest income

•
Noninterest expense increased $685 million, or 23%, primarily driven by higher employee benefits expense from increased deferred compensation plan expense (largely offset by net gains from equity securities), higher operating losses, higher equipment expense related to the strategic reassessment of technology projects, and higher regulatory, risk and technology expense, partially offset by lower core deposit and other intangibles amortization expense

Business Metrics and Highlights
Total WIM Segment

•	WIM total client assets of $1.9 trillion, up 10% from a year ago, primarily due to higher market valuations, partially offset by net outflows in the Correspondent Clearing business

•	Average loan balances up 3% compared with a year ago

•	Fourth quarter 2019 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) up 18% compared with fourth quarter 2018
Retail Brokerage

•	Client assets of $1.6 trillion, up 11% from the prior year, primarily due to higher market valuations, partially offset by net outflows in the Correspondent Clearing business

•	Advisory assets of $590 billion, up 18% from the prior year, primarily due to higher market valuations, partially offset by net outflows in the Correspondent Clearing business

•	IRA assets of $435 billion, up 16% from the prior year
Wealth Management

•	Client assets of $240 billion, up 7% from the prior year
Asset Management

•
Total assets under management of $509 billion, up 9% from the prior year, primarily driven by higher market valuations and money market fund net inflows, partially offset by equity and fixed income net outflows

Conference Call
The Company will host a live conference call on Tuesday, January 14, at 7:00 a.m. PT (10:00 a.m. ET). You may listen to the call by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and
https://engage.vevent.com/rt/wells_fargo_ao~4599629.

A replay of the conference call will be available beginning at 11:00 a.m. PT (2:00 p.m. ET) on Tuesday, January 14 through Tuesday, January 28. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #4599629. The replay will also be available online at
https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and
https://engage.vevent.com/rt/wells_fargo_ao~4599629.

Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•
developments in our mortgage banking business, including the extent of the success of our mortgage loan modification efforts, the amount of mortgage loan repurchase demands that we receive, any negative effects relating to our mortgage servicing, loan modification or foreclosure practices, and the effects of regulatory or judicial requirements or guidance impacting our mortgage banking business and any changes in industry standards;

•
our ability to realize any efficiency ratio or expense target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our debt securities and equity securities portfolios;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter and from other instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•
resolution of regulatory matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time management may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,400 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 32 countries and territories to support customers who conduct business in the global economy. With approximately 260,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 29 on Fortune’s 2019 rankings of America’s largest corporations.

Contact Information
Media
Peter Gilchrist, 704-715-3213
peter.gilchrist@wellsfargo.com

Ancel Martinez, 415-222-3858
ancel.martinez@wellsfargo.com
or
Investor Relations
John M. Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Dec 31, 2019 from		Year ended
($ in millions, except per share amounts)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018	% Change
For the Period
Wells Fargo net income	$2,873	4,610	6,064	(38)%	(53)	$19,549	22,393	(13)%
Wells Fargo net income applicable to common stock	2,546	4,037	5,711	(37)	(55)	17,938	20,689	(13)
Diluted earnings per common share	0.60	0.92	1.21	(35)	(50)	4.05	4.28	(5)
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	0.59%	0.95	1.28	(38)	(54)	1.02%	1.19	(14)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	5.91	9.00	12.89	(34)	(54)	10.23	11.53	(11)
Return on average tangible common equity (ROTCE)(1)	7.08	10.70	15.39	(34)	(54)	12.20	13.73	(11)
Efficiency ratio (2)	78.6	69.1	63.6	14	24	68.4	65.0	5
Total revenue	$19,860	22,010	20,980	(10)	(5)	$85,063	86,408	(2)
Pre-tax pre-provision profit (PTPP) (3)	4,246	6,811	7,641	(38)	(44)	26,885	30,282	(11)
Dividends declared per common share	0.51	0.51	0.43	—	19	1.92	1.64	17
Average common shares outstanding	4,197.1	4,358.5	4,665.8	(4)	(10)	4,393.1	4,799.7	(8)
Diluted average common shares outstanding	4,234.6	4,389.6	4,700.8	(4)	(10)	4,425.4	4,838.4	(9)
Average loans	$956,536	949,760	946,336	1	1	$950,956	945,197	1
Average assets	1,941,843	1,927,415	1,879,047	1	3	1,913,444	1,888,892	1
Average total deposits	1,321,913	1,291,375	1,268,948	2	4	1,286,261	1,275,857	1
Average consumer and small business banking deposits (4)	763,169	749,529	736,295	2	4	749,967	747,183	—
Net interest margin	2.53%	2.66	2.94	(5)	(14)	2.73%	2.91	(6)
At Period End
Debt securities	$497,125	503,528	484,689	(1)	3	$497,125	484,689	3
Loans	962,265	954,915	953,110	1	1	962,265	953,110	1
Allowance for loan losses	9,551	9,715	9,775	(2)	(2)	9,551	9,775	(2)
Goodwill	26,390	26,388	26,418	—	—	26,390	26,418	—
Equity securities	68,241	63,884	55,148	7	24	68,241	55,148	24
Assets	1,927,555	1,943,950	1,895,883	(1)	2	1,927,555	1,895,883	2
Deposits	1,322,626	1,308,495	1,286,170	1	3	1,322,626	1,286,170	3
Common stockholders' equity	166,669	172,827	174,359	(4)	(4)	166,669	174,359	(4)
Wells Fargo stockholders’ equity	187,146	193,304	196,166	(3)	(5)	187,146	196,166	(5)
Total equity	187,984	194,416	197,066	(3)	(5)	187,984	197,066	(5)
Tangible common equity (1)	138,506	144,481	145,980	(4)	(5)	138,506	145,980	(5)
Common shares outstanding	4,134.4	4,269.1	4,581.3	(3)	(10)	4,134.4	4,581.3	(10)
Book value per common share (5)	$40.31	40.48	38.06	—	6	$40.31	38.06	6
Tangible book value per common share (1)(5)	33.50	33.84	31.86	(1)	5	33.50	31.86	5
Team members (active, full-time equivalent)	259,800	261,400	258,700	(1)	—	259,800	258,700	—

(1)
Tangible common equity, return on average tangible common equity, and tangible book value per common share are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
For the Quarter
Wells Fargo net income	$2,873	4,610	6,206	5,860	6,064
Wells Fargo net income applicable to common stock	2,546	4,037	5,848	5,507	5,711
Diluted earnings per common share	0.60	0.92	1.30	1.20	1.21
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	0.59%	0.95	1.31	1.26	1.28
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	5.91	9.00	13.26	12.71	12.89
Return on average tangible common equity (ROTCE)(1)	7.08	10.70	15.78	15.16	15.39
Efficiency ratio (2)	78.6	69.1	62.3	64.4	63.6
Total revenue	$19,860	22,010	21,584	21,609	20,980
Pre-tax pre-provision profit (PTPP) (3)	4,246	6,811	8,135	7,693	7,641
Dividends declared per common share	0.51	0.51	0.45	0.45	0.43
Average common shares outstanding	4,197.1	4,358.5	4,469.4	4,551.5	4,665.8
Diluted average common shares outstanding	4,234.6	4,389.6	4,495.0	4,584.0	4,700.8
Average loans	$956,536	949,760	947,460	950,010	946,336
Average assets	1,941,843	1,927,415	1,900,627	1,883,091	1,879,047
Average total deposits	1,321,913	1,291,375	1,268,979	1,262,062	1,268,948
Average consumer and small business banking deposits (4)	763,169	749,529	742,671	739,654	736,295
Net interest margin	2.53%	2.66	2.82	2.91	2.94
At Quarter End
Debt securities	$497,125	503,528	482,067	483,467	484,689
Loans	962,265	954,915	949,878	948,249	953,110
Allowance for loan losses	9,551	9,715	9,692	9,900	9,775
Goodwill	26,390	26,388	26,415	26,420	26,418
Equity securities	68,241	63,884	61,537	58,440	55,148
Assets	1,927,555	1,943,950	1,923,388	1,887,792	1,895,883
Deposits	1,322,626	1,308,495	1,288,426	1,264,013	1,286,170
Common stockholders' equity	166,669	172,827	177,235	176,025	174,359
Wells Fargo stockholders’ equity	187,146	193,304	199,042	197,832	196,166
Total equity	187,984	194,416	200,037	198,733	197,066
Tangible common equity (1)	138,506	144,481	148,864	147,723	145,980
Common shares outstanding	4,134.4	4,269.1	4,419.6	4,511.9	4,581.3
Book value per common share (5)	$40.31	40.48	40.10	39.01	38.06
Tangible book value per common share (1)(5)	33.50	33.84	33.68	32.74	31.86
Team members (active, full-time equivalent)	259,800	261,400	262,800	262,100	258,700

(1)
Tangible common equity, return on average tangible common equity, and tangible book value per common share are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions, except per share amounts)	2019	2018	Change	2019	2018	Change
Interest income
Debt securities	$3,567	3,803	(6)%	$14,955	14,406	4%
Mortgage loans held for sale	234	190	23	813	777	5
Loans held for sale	15	33	(55)	79	140	(44)
Loans	10,494	11,367	(8)	44,146	43,974	—
Equity securities	269	260	3	962	992	(3)
Other interest income	1,016	1,268	(20)	5,128	4,358	18
Total interest income	15,595	16,921	(8)	66,083	64,647	2
Interest expense
Deposits	2,072	1,765	17	8,635	5,622	54
Short-term borrowings	439	546	(20)	2,316	1,717	35
Long-term debt	1,743	1,802	(3)	7,350	6,703	10
Other interest expense	141	164	(14)	551	610	(10)
Total interest expense	4,395	4,277	3	18,852	14,652	29
Net interest income	11,200	12,644	(11)	47,231	49,995	(6)
Provision for credit losses	644	521	24	2,687	1,744	54
Net interest income after provision for credit losses	10,556	12,123	(13)	44,544	48,251	(8)
Noninterest income
Service charges on deposit accounts	1,279	1,176	9	4,798	4,716	2
Trust and investment fees	3,572	3,520	1	14,072	14,509	(3)
Card fees	1,020	981	4	4,016	3,907	3
Other fees	656	888	(26)	3,084	3,384	(9)
Mortgage banking	783	467	68	2,715	3,017	(10)
Insurance	98	109	(10)	378	429	(12)
Net gains from trading activities	131	10	NM	993	602	65
Net gains (losses) on debt securities	(8)	9	NM	140	108	30
Net gains from equity securities	451	21	NM	2,843	1,515	88
Lease income	343	402	(15)	1,612	1,753	(8)
Other	335	753	(56)	3,181	2,473	29
Total noninterest income	8,660	8,336	4	37,832	36,413	4
Noninterest expense
Salaries	4,721	4,545	4	18,382	17,834	3
Commission and incentive compensation	2,651	2,427	9	10,828	10,264	5
Employee benefits	1,436	706	103	5,874	4,926	19
Equipment	802	643	25	2,763	2,444	13
Net occupancy	749	735	2	2,945	2,888	2
Core deposit and other intangibles	26	264	(90)	108	1,058	(90)
FDIC and other deposit assessments	130	153	(15)	526	1,110	(53)
Other	5,099	3,866	32	16,752	15,602	7
Total noninterest expense	15,614	13,339	17	58,178	56,126	4
Income before income tax expense	3,602	7,120	(49)	24,198	28,538	(15)
Income tax expense	678	966	(30)	4,157	5,662	(27)
Net income before noncontrolling interests	2,924	6,154	(52)	20,041	22,876	(12)
Less: Net income from noncontrolling interests	51	90	(43)	492	483	2
Wells Fargo net income	$2,873	6,064	(53)	$19,549	22,393	(13)
Less: Preferred stock dividends and other	327	353	(7)	1,611	1,704	(5)
Wells Fargo net income applicable to common stock	$2,546	5,711	(55)	$17,938	20,689	(13)
Per share information
Earnings per common share	$0.61	1.22	(50)	$4.08	4.31	(5)
Diluted earnings per common share	0.60	1.21	(50)	4.05	4.28	(5)
Average common shares outstanding	4,197.1	4,665.8	(10)	4,393.1	4,799.7	(8)
Diluted average common shares outstanding	4,234.6	4,700.8	(10)	4,425.4	4,838.4	(9)
NM - Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Interest income
Debt securities	$3,567	3,666	3,781	3,941	3,803
Mortgage loans held for sale	234	232	195	152	190
Loans held for sale	15	20	20	24	33
Loans	10,494	10,982	11,316	11,354	11,367
Equity securities	269	247	236	210	260
Other interest income	1,016	1,352	1,438	1,322	1,268
Total interest income	15,595	16,499	16,986	17,003	16,921
Interest expense
Deposits	2,072	2,324	2,213	2,026	1,765
Short-term borrowings	439	635	646	596	546
Long-term debt	1,743	1,780	1,900	1,927	1,802
Other interest expense	141	135	132	143	164
Total interest expense	4,395	4,874	4,891	4,692	4,277
Net interest income	11,200	11,625	12,095	12,311	12,644
Provision for credit losses	644	695	503	845	521
Net interest income after provision for credit losses	10,556	10,930	11,592	11,466	12,123
Noninterest income
Service charges on deposit accounts	1,279	1,219	1,206	1,094	1,176
Trust and investment fees	3,572	3,559	3,568	3,373	3,520
Card fees	1,020	1,027	1,025	944	981
Other fees	656	858	800	770	888
Mortgage banking	783	466	758	708	467
Insurance	98	91	93	96	109
Net gains from trading activities	131	276	229	357	10
Net gains (losses) on debt securities	(8)	3	20	125	9
Net gains from equity securities	451	956	622	814	21
Lease income	343	402	424	443	402
Other	335	1,528	744	574	753
Total noninterest income	8,660	10,385	9,489	9,298	8,336
Noninterest expense
Salaries	4,721	4,695	4,541	4,425	4,545
Commission and incentive compensation	2,651	2,735	2,597	2,845	2,427
Employee benefits	1,436	1,164	1,336	1,938	706
Equipment	802	693	607	661	643
Net occupancy	749	760	719	717	735
Core deposit and other intangibles	26	27	27	28	264
FDIC and other deposit assessments	130	93	144	159	153
Other	5,099	5,032	3,478	3,143	3,866
Total noninterest expense	15,614	15,199	13,449	13,916	13,339
Income before income tax expense	3,602	6,116	7,632	6,848	7,120
Income tax expense	678	1,304	1,294	881	966
Net income before noncontrolling interests	2,924	4,812	6,338	5,967	6,154
Less: Net income from noncontrolling interests	51	202	132	107	90
Wells Fargo net income	$2,873	4,610	6,206	5,860	6,064
Less: Preferred stock dividends and other	327	573	358	353	353
Wells Fargo net income applicable to common stock	$2,546	4,037	5,848	5,507	5,711
Per share information
Earnings per common share	$0.61	0.93	1.31	1.21	1.22
Diluted earnings per common share	0.60	0.92	1.30	1.20	1.21
Average common shares outstanding	4,197.1	4,358.5	4,469.4	4,551.5	4,665.8
Diluted average common shares outstanding	4,234.6	4,389.6	4,495.0	4,584.0	4,700.8

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions)	2019	2018	Change	2019	2018	Change
Wells Fargo net income	$2,873	6,064	(53)%	$19,549	22,393	(13)%
Other comprehensive income (loss), before tax:
Debt securities:
Net unrealized gains (losses) arising during the period	247	1,035	(76)	5,439	(4,493)	NM
Reclassification of net losses to net income	88	80	10	122	248	(51)
Derivative and hedging activities:
Net unrealized losses arising during the period	(56)	(116)	(52)	(24)	(532)	(95)
Reclassification of net losses to net income	66	78	(15)	299	294	2
Defined benefit plans adjustments:
Net actuarial and prior service losses arising during the period	(36)	(440)	(92)	(40)	(434)	(91)
Amortization of net actuarial loss, settlements and other to net income	32	163	(80)	133	253	(47)
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	70	(62)	NM	73	(156)	NM
Other comprehensive income (loss), before tax	411	738	(44)	6,002	(4,820)	NM
Income tax benefit (expense) related to other comprehensive income	(83)	(202)	(59)	(1,458)	1,144	NM
Other comprehensive income (loss), net of tax	328	536	(39)	4,544	(3,676)	NM
Less: Other comprehensive loss from noncontrolling interests	—	(1)	(100)	—	(2)	(100)
Wells Fargo other comprehensive income (loss), net of tax	328	537	(39)	4,544	(3,674)	NM
Wells Fargo comprehensive income	3,201	6,601	(52)	24,093	18,719	29
Comprehensive income from noncontrolling interests	51	89	(43)	492	481	2
Total comprehensive income	$3,252	6,690	(51)	$24,585	19,200	28
NM – Not meaningful

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Balance, beginning of period	$194,416	200,037	198,733	197,066	199,679
Cumulative effect from change in accounting policies (1)	—	—	—	(11)	—
Wells Fargo net income	2,873	4,610	6,206	5,860	6,064
Wells Fargo other comprehensive income, net of tax	328	585	1,458	2,173	537
Noncontrolling interests	(274)	117	94	1	(38)
Common stock issued	341	278	399	1,139	239
Common stock repurchased	(7,367)	(7,448)	(4,898)	(4,820)	(7,299)
Preferred stock redeemed (2)	—	(1,550)	—	—	—
Preferred stock released by ESOP	—	142	193	—	268
Common stock warrants repurchased/exercised	—	—	—	—	(131)
Common stock dividends	(2,145)	(2,230)	(2,015)	(2,054)	(2,016)
Preferred stock dividends	(327)	(353)	(358)	(353)	(353)
Stock incentive compensation expense	181	262	247	544	144
Net change in deferred compensation and related plans	(42)	(34)	(22)	(812)	(28)
Balance, end of period	$187,984	194,416	200,037	198,733	197,066

(1)
Effective January 1, 2019, we adopted ASU 2016-02 – Leases (Topic 842) and subsequent related Updates and ASU 2017-08 – Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities.

(2)	Represents the impact of the partial redemption of preferred stock, Series K, in third quarter 2019.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,
	2019			2018
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks	$127,287	1.63%	$523	150,091	2.18%	$825
Federal funds sold and securities purchased under resale agreements	109,201	1.72	472	76,108	2.22	426
Debt securities (3):
Trading debt securities	103,818	3.12	811	90,110	3.52	794
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	15,636	1.79	70	7,195	1.80	32
Securities of U.S. states and political subdivisions	39,502	3.58	354	47,618	4.05	483
Mortgage-backed securities:
Federal agencies	161,146	2.58	1,038	155,322	2.91	1,128
Residential and commercial	4,745	4.40	53	6,666	4.87	81
Total mortgage-backed securities	165,891	2.63	1,091	161,988	2.99	1,209
Other debt securities	40,497	3.88	395	46,072	4.46	518
Total available-for-sale debt securities	261,526	2.92	1,910	262,873	3.41	2,242
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	45,109	2.19	248	44,747	2.19	247
Securities of U.S. states and political subdivisions	12,701	3.88	123	6,247	4.34	67
Federal agency and other mortgage-backed securities	95,303	2.49	593	95,748	2.46	589
Other debt securities	39	3.28	1	68	3.65	1
Total held-to-maturity debt securities	153,152	2.51	965	146,810	2.46	904
Total debt securities	518,496	2.84	3,686	499,793	3.15	3,940
Mortgage loans held for sale (4)	23,985	3.90	234	17,044	4.46	190
Loans held for sale (4)	1,365	4.13	15	1,992	6.69	33
Loans:
Commercial loans:
Commercial and industrial - U.S.	283,650	3.84	2,747	281,431	4.40	3,115
Commercial and industrial - Non-U.S.	67,307	3.40	577	62,035	3.73	584
Real estate mortgage	122,136	4.07	1,255	120,404	4.51	1,369
Real estate construction	20,076	4.71	239	23,090	5.32	310
Lease financing	19,421	4.41	214	19,519	4.48	219
Total commercial loans	512,590	3.90	5,032	506,479	4.39	5,597
Consumer loans:
Real estate 1-4 family first mortgage	292,388	3.66	2,678	285,260	4.02	2,868
Real estate 1-4 family junior lien mortgage	30,147	5.32	403	34,844	5.60	491
Credit card	39,898	12.26	1,233	37,858	12.69	1,211
Automobile	47,274	5.04	600	45,536	5.16	592
Other revolving credit and installment	34,239	6.60	571	36,359	6.95	637
Total consumer loans	443,946	4.92	5,485	439,857	5.25	5,799
Total loans (4)	956,536	4.37	10,517	946,336	4.79	11,396
Equity securities	38,278	2.81	269	37,412	2.79	261
Other	6,478	1.36	22	4,074	1.78	18
Total earning assets	$1,781,626	3.51%	$15,738	1,732,850	3.93%	$17,089
Funding sources
Deposits:
Interest-bearing checking	$63,292	1.09%	$174	53,983	1.21%	$165
Market rate and other savings	732,705	0.59	1,094	689,639	0.43	741
Savings certificates	32,358	1.68	137	21,955	0.87	48
Other time deposits	87,069	2.10	459	92,676	2.46	575
Deposits in non-U.S. offices	54,751	1.50	208	56,098	1.66	236
Total interest-bearing deposits	970,175	0.85	2,072	914,351	0.77	1,765
Short-term borrowings	115,949	1.50	439	105,962	2.04	546
Long-term debt	230,430	3.02	1,743	226,591	3.17	1,802
Other liabilities	27,279	2.04	141	27,365	2.41	164
Total interest-bearing liabilities	1,343,833	1.30	4,395	1,274,269	1.34	4,277
Portion of noninterest-bearing funding sources	437,793	—	—	458,581	—	—
Total funding sources	$1,781,626	0.98	4,395	1,732,850	0.99	4,277
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.53%	$11,343		2.94%	$12,812
Noninterest-earning assets
Cash and due from banks	$19,943			19,288
Goodwill	26,389			26,423
Other	113,885			100,486
Total noninterest-earning assets	$160,217			146,197
Noninterest-bearing funding sources
Deposits	$351,738			354,597
Other liabilities	53,879			51,739
Total equity	192,393			198,442
Noninterest-bearing funding sources used to fund earning assets	(437,793)			(458,581)
Net noninterest-bearing funding sources	$160,217			146,197
Total assets	$1,941,843			1,879,047

(1)
Our average prime rate was 4.83% and 5.28% for the quarters ended December 31, 2019 and 2018, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.93% and 2.62% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $143 million and $168 million for the quarters ended December 31, 2019 and 2018, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 21% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,
	2019			2018
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks	$135,741	2.12%	$2,875	156,366	1.82%	$2,854
Federal funds sold and securities purchased under resale agreements	99,286	2.18	2,164	78,547	1.82	1,431
Debt securities (3):
Trading debt securities	93,655	3.36	3,149	83,526	3.42	2,856
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	15,293	2.07	316	6,618	1.70	112
Securities of U.S. states and political subdivisions	44,203	3.87	1,709	47,884	3.77	1,806
Mortgage-backed securities:
Federal agencies	154,160	2.85	4,397	156,052	2.79	4,348
Residential and commercial	5,363	4.19	225	7,769	4.62	358
Total mortgage-backed securities	159,523	2.90	4,622	163,821	2.87	4,706
Other debt securities	43,675	4.23	1,846	46,875	4.22	1,980
Total available-for-sale debt securities	262,694	3.23	8,493	265,198	3.24	8,604
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,850	2.19	982	44,735	2.19	980
Securities of U.S. states and political subdivisions	8,644	3.97	343	6,253	4.34	271
Federal agency and other mortgage-backed securities	95,559	2.60	2,487	94,216	2.36	2,221
Other debt securities	52	3.71	2	361	4.00	15
Total held-to-maturity debt securities	149,105	2.56	3,814	145,565	2.40	3,487
Total debt securities	505,454	3.06	15,456	494,289	3.02	14,947
Mortgage loans held for sale (4)	19,808	4.10	813	18,394	4.22	777
Loans held for sale (4)	1,708	4.60	79	2,526	5.56	140
Loans:
Commercial loans:
Commercial and industrial - U.S.	284,888	4.25	12,107	275,656	4.16	11,465
Commercial and industrial - Non-U.S.	64,274	3.71	2,385	60,718	3.53	2,143
Real estate mortgage	121,813	4.40	5,356	122,947	4.29	5,279
Real estate construction	21,183	5.17	1,095	23,609	4.94	1,167
Lease financing	19,302	4.52	873	19,392	4.74	919
Total commercial loans	511,460	4.27	21,816	502,322	4.18	20,973
Consumer loans:
Real estate 1-4 family first mortgage	288,059	3.81	10,974	284,178	4.04	11,481
Real estate 1-4 family junior lien mortgage	31,989	5.63	1,800	36,687	5.38	1,975
Credit card	38,865	12.58	4,889	36,780	12.72	4,678
Automobile	45,901	5.15	2,362	48,115	5.18	2,491
Other revolving credit and installment	34,682	6.95	2,412	37,115	6.70	2,488
Total consumer loans	439,496	5.11	22,437	442,875	5.22	23,113
Total loans (4)	950,956	4.65	44,253	945,197	4.66	44,086
Equity securities	35,930	2.69	966	38,092	2.62	999
Other	5,579	1.62	90	5,071	1.46	74
Total earning assets	$1,754,462	3.80%	$66,696	1,738,482	3.76%	$65,308
Funding sources
Deposits:
Interest-bearing checking	$59,121	1.33%	$789	63,243	0.96%	$606
Market rate and other savings	705,957	0.59	4,132	684,882	0.31	2,157
Savings certificates	30,266	1.59	481	20,653	0.57	118
Other time deposits	93,368	2.46	2,295	84,822	2.25	1,906
Deposits in non-U.S. offices	53,438	1.75	938	63,945	1.30	835
Total interest-bearing deposits	942,150	0.92	8,635	917,545	0.61	5,622
Short-term borrowings	115,337	2.01	2,317	104,267	1.65	1,719
Long-term debt	232,491	3.16	7,350	224,268	2.99	6,703
Other liabilities	25,771	2.13	551	27,648	2.21	610
Total interest-bearing liabilities	1,315,749	1.43	18,853	1,273,728	1.15	14,654
Portion of noninterest-bearing funding sources	438,713	—	—	464,754	—	—
Total funding sources	$1,754,462	1.07	18,853	1,738,482	0.85	14,654
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.73%	$47,843		2.91%	$50,654
Noninterest-earning assets
Cash and due from banks	$19,558			18,777
Goodwill	26,409			26,453
Other	113,015			105,180
Total noninterest-earning assets	$158,982			150,410
Noninterest-bearing funding sources
Deposits	$344,111			358,312
Other liabilities	55,963			53,496
Total equity	197,621			203,356
Noninterest-bearing funding sources used to fund earning assets	(438,713)			(464,754)
Net noninterest-bearing funding sources	$158,982			150,410
Total assets	$1,913,444			1,888,892

(1)	Our average prime rate was 5.28% and 4.91% for 2019 and 2018, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.33% and 2.31% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields and rates are based on interest income/expense amounts for the period. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $612 million and $659 million for the 2019 and 2018, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 21% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Dec 31, 2019		Sep 30, 2019		Jun 30, 2019		Mar 31, 2019		Dec 31, 2018
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Interest-earning deposits with banks	$127.3	1.63%	$134.0	2.14%	$141.0	2.33%	$140.8	2.33%	$150.1	2.18%
Federal funds sold and securities purchased under resale agreements	109.2	1.72	105.9	2.24	98.1	2.44	83.5	2.40	76.1	2.22
Debt securities (3):
Trading debt securities	103.8	3.12	94.7	3.35	86.5	3.45	89.4	3.58	90.1	3.52
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	15.6	1.79	16.0	2.14	15.4	2.21	14.1	2.14	7.2	1.80
Securities of U.S. states and political subdivisions	39.5	3.58	43.3	3.78	45.8	4.02	48.3	4.02	47.6	4.05
Mortgage-backed securities:
Federal agencies	161.1	2.58	154.1	2.77	149.8	2.99	151.5	3.10	155.3	2.91
Residential and commercial	4.8	4.40	5.2	4.02	5.6	4.02	6.0	4.31	6.7	4.87
Total mortgage-backed securities	165.9	2.63	159.3	2.81	155.4	3.03	157.5	3.14	162.0	2.99
Other debt securities	40.5	3.88	42.5	4.12	45.0	4.40	46.8	4.46	46.1	4.46
Total available-for-sale debt securities	261.5	2.92	261.1	3.14	261.6	3.39	266.7	3.48	262.9	3.41
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	45.1	2.19	44.8	2.18	44.8	2.19	44.7	2.20	44.7	2.19
Securities of U.S. states and political subdivisions	12.8	3.88	8.7	4.01	7.0	4.06	6.2	4.03	6.2	4.34
Federal agency and other mortgage-backed securities	95.3	2.49	95.4	2.54	95.4	2.64	95.9	2.74	95.8	2.46
Other debt securities	—	3.28	0.1	3.58	0.1	3.86	0.1	3.96	0.1	3.65
Total held-to-maturity debt securities	153.2	2.51	149.0	2.52	147.3	2.57	146.9	2.63	146.8	2.46
Total debt securities	518.5	2.84	504.8	3.00	495.4	3.16	503.0	3.25	499.8	3.15
Mortgage loans held for sale	24.0	3.90	22.7	4.08	18.5	4.22	13.9	4.37	17.0	4.46
Loans held for sale	1.4	4.13	2.0	4.17	1.6	4.80	1.9	5.25	2.0	6.69
Loans:
Commercial loans:
Commercial and industrial - U.S.	283.7	3.84	284.3	4.21	285.1	4.47	286.6	4.48	281.4	4.40
Commercial and industrial - Non-U.S.	67.3	3.40	64.0	3.67	62.9	3.90	62.8	3.90	62.0	3.73
Real estate mortgage	122.1	4.07	121.8	4.36	121.9	4.58	121.4	4.58	120.4	4.51
Real estate construction	20.1	4.71	20.7	5.13	21.6	5.36	22.4	5.43	23.1	5.32
Lease financing	19.4	4.41	19.3	4.34	19.1	4.71	19.4	4.61	19.5	4.48
Total commercial loans	512.6	3.90	510.1	4.22	510.6	4.47	512.6	4.48	506.4	4.39
Consumer loans:
Real estate 1-4 family first mortgage	292.4	3.66	288.4	3.74	286.2	3.88	285.2	3.96	285.3	4.02
Real estate 1-4 family junior lien mortgage	30.1	5.32	31.5	5.66	32.6	5.75	33.8	5.75	34.8	5.60
Credit card	39.9	12.26	39.2	12.55	38.2	12.65	38.2	12.88	37.9	12.69
Automobile	47.3	5.04	46.3	5.13	45.2	5.23	44.8	5.19	45.5	5.16
Other revolving credit and installment	34.2	6.60	34.3	6.95	34.7	7.12	35.4	7.14	36.4	6.95
Total consumer loans	443.9	4.92	439.7	5.06	436.9	5.18	437.4	5.26	439.9	5.25
Total loans	956.5	4.37	949.8	4.61	947.5	4.80	950.0	4.84	946.3	4.79
Equity securities	38.3	2.81	37.1	2.68	35.2	2.70	33.1	2.56	37.4	2.79
Other	6.4	1.36	6.6	1.77	4.7	1.76	4.4	1.63	4.2	1.78
Total earning assets	$1,781.6	3.51%	$1,762.9	3.76%	$1,742.0	3.94%	$1,730.6	4.00%	$1,732.9	3.93%
Funding sources
Deposits:
Interest-bearing checking	$63.3	1.09%	$59.3	1.39%	$57.5	1.46%	$56.3	1.42%	$54.0	1.21%
Market rate and other savings	732.7	0.59	711.3	0.66	690.7	0.59	688.6	0.50	689.6	0.43
Savings certificates	32.3	1.68	32.8	1.72	30.6	1.62	25.2	1.26	22.0	0.87
Other time deposits	87.1	2.10	91.8	2.42	96.9	2.61	97.8	2.67	92.6	2.46
Deposits in non-U.S. offices	54.8	1.50	51.7	1.77	51.9	1.86	55.4	1.89	56.1	1.66
Total interest-bearing deposits	970.2	0.85	946.9	0.97	927.6	0.96	923.3	0.89	914.3	0.77
Short-term borrowings	115.9	1.50	121.8	2.07	114.8	2.26	108.6	2.23	106.0	2.04
Long-term debt	230.4	3.02	229.7	3.09	236.7	3.21	233.2	3.32	226.6	3.17
Other liabilities	27.3	2.04	26.2	2.06	24.3	2.18	25.3	2.28	27.4	2.41
Total interest-bearing liabilities	1,343.8	1.30	1,324.6	1.46	1,303.4	1.50	1,290.4	1.47	1,274.3	1.34
Portion of noninterest-bearing funding sources	437.8	—	438.3	—	438.6	—	440.2	—	458.6	—
Total funding sources	$1,781.6	0.98	$1,762.9	1.10	$1,742.0	1.12	$1,730.6	1.09	$1,732.9	0.99
Net interest margin on a taxable-equivalent basis		2.53%		2.66%		2.82%		2.91%		2.94%
Noninterest-earning assets
Cash and due from banks	$19.9		19.2		19.5		19.6		19.3
Goodwill	26.4		26.4		26.4		26.4		26.4
Other	113.9		118.9		112.7		106.5		100.4
Total noninterest-earnings assets	$160.2		164.5		158.6		152.5		146.1
Noninterest-bearing funding sources
Deposits	$351.7		344.5		341.4		338.8		354.6
Other liabilities	53.9		58.2		56.1		55.6		51.7
Total equity	192.4		200.1		199.7		198.3		198.4
Noninterest-bearing funding sources used to fund earning assets	(437.8)		(438.3)		(438.6)		(440.2)		(458.6)
Net noninterest-bearing funding sources	$160.2		164.5		158.6		152.5		146.1
Total assets	$1,941.8		1,927.4		1,900.6		1,883.1		1,879.0

(1)
Our average prime rate was 4.83% for the quarter ended December 31, 2019, 5.31% for the quarter ended September 30, 2019, 5.50% for the quarters ended June 30 and March 31, 2019, and 5.28% for the quarter ended December 31, 2018. The average three-month London Interbank Offered Rate (LIBOR) was 1.93%, 2.20%, 2.51%, 2.69% and 2.62% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions)	2019	2018	Change	2019	2018	Change
Service charges on deposit accounts	$1,279	1,176	9%	$4,798	4,716	2%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,380	2,345	1	9,237	9,436	(2)
Trust and investment management	728	796	(9)	3,038	3,316	(8)
Investment banking	464	379	22	1,797	1,757	2
Total trust and investment fees	3,572	3,520	1	14,072	14,509	(3)
Card fees	1,020	981	4	4,016	3,907	3
Other fees:
Lending related charges and fees	334	400	(17)	1,379	1,526	(10)
Cash network fees	108	114	(5)	452	481	(6)
Commercial real estate brokerage commissions	2	145	(99)	358	468	(24)
Wire transfer and other remittance fees	119	120	(1)	474	477	(1)
All other fees	93	109	(15)	421	432	(3)
Total other fees	656	888	(26)	3,084	3,384	(9)
Mortgage banking:
Servicing income, net	23	109	(79)	522	1,373	(62)
Net gains on mortgage loan origination/sales activities	760	358	112	2,193	1,644	33
Total mortgage banking	783	467	68	2,715	3,017	(10)
Insurance	98	109	(10)	378	429	(12)
Net gains from trading activities	131	10	NM	993	602	65
Net gains (losses) on debt securities	(8)	9	NM	140	108	30
Net gains from equity securities	451	21	NM	2,843	1,515	88
Lease income	343	402	(15)	1,612	1,753	(8)
Life insurance investment income	159	158	1	658	651	1
All other	176	595	(70)	2,523	1,822	38
Total	$8,660	8,336	4	$37,832	36,413	4
NM - Not meaningful

NONINTEREST EXPENSE

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions)	2019	2018	Change	2019	2018	Change
Salaries	$4,721	4,545	4%	$18,382	17,834	3%
Commission and incentive compensation	2,651	2,427	9	10,828	10,264	5
Employee benefits	1,436	706	103	5,874	4,926	19
Equipment	802	643	25	2,763	2,444	13
Net occupancy (1)	749	735	2	2,945	2,888	2
Core deposit and other intangibles	26	264	(90)	108	1,058	(90)
FDIC and other deposit assessments	130	153	(15)	526	1,110	(53)
Operating losses	1,916	432	344	4,321	3,124	38
Outside professional services	876	843	4	3,198	3,306	(3)
Contract services	653	616	6	2,489	2,192	14
Leases (2)	286	392	(27)	1,155	1,334	(13)
Advertising and promotion	244	254	(4)	1,076	857	26
Outside data processing	164	168	(2)	673	660	2
Travel and entertainment	131	168	(22)	580	618	(6)
Postage, stationery and supplies	160	132	21	518	515	1
Telecommunications	92	91	1	367	361	2
Foreclosed assets	39	47	(17)	163	188	(13)
Insurance	25	25	—	100	101	(1)
All other	513	698	(27)	2,112	2,346	(10)
Total	$15,614	13,339	17	$58,178	56,126	4

(1)	Represents expenses for both leased and owned properties.

(2)	Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Service charges on deposit accounts	$1,279	1,219	1,206	1,094	1,176
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,380	2,346	2,318	2,193	2,345
Trust and investment management	728	729	795	786	796
Investment banking	464	484	455	394	379
Total trust and investment fees	3,572	3,559	3,568	3,373	3,520
Card fees	1,020	1,027	1,025	944	981
Other fees:
Lending related charges and fees	334	349	349	347	400
Cash network fees	108	118	117	109	114
Commercial real estate brokerage commissions	2	170	105	81	145
Wire transfer and other remittance fees	119	121	121	113	120
All other fees	93	100	108	120	109
Total other fees	656	858	800	770	888
Mortgage banking:
Servicing income, net	23	(142)	277	364	109
Net gains on mortgage loan origination/sales activities	760	608	481	344	358
Total mortgage banking	783	466	758	708	467
Insurance	98	91	93	96	109
Net gains from trading activities	131	276	229	357	10
Net gains (losses) on debt securities	(8)	3	20	125	9
Net gains from equity securities	451	956	622	814	21
Lease income	343	402	424	443	402
Life insurance investment income	159	173	167	159	158
All other	176	1,355	577	415	595
Total	$8,660	10,385	9,489	9,298	8,336

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Salaries	$4,721	4,695	4,541	4,425	4,545
Commission and incentive compensation	2,651	2,735	2,597	2,845	2,427
Employee benefits	1,436	1,164	1,336	1,938	706
Equipment	802	693	607	661	643
Net occupancy (1)	749	760	719	717	735
Core deposit and other intangibles	26	27	27	28	264
FDIC and other deposit assessments	130	93	144	159	153
Operating losses	1,916	1,920	247	238	432
Outside professional services	876	823	821	678	843
Contract services	653	649	624	563	616
Leases (2)	286	272	311	286	392
Advertising and promotion	244	266	329	237	254
Outside data processing	164	167	175	167	168
Travel and entertainment	131	139	163	147	168
Postage, stationery and supplies	160	117	119	122	132
Telecommunications	92	91	93	91	91
Foreclosed assets	39	52	35	37	47
Insurance	25	25	25	25	25
All other	513	511	536	552	698
Total	$15,614	15,199	13,449	13,916	13,339

(1)	Represents expenses for both leased and owned properties.

(2)	Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER DEFERRED COMPENSATION PLAN INVESTMENT RESULTS

	Quarter ended
(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Net interest income	$26	13	18	13	23
Net gains (losses) from equity securities	236	(4)	87	345	(452)
Total revenue (losses) from deferred compensation plan investments	262	9	105	358	(429)
Employee benefits expense (1)	263	5	114	357	(428)
Income (loss) before income tax expense	$(1)	4	(9)	1	(1)

(1)	Represents change in deferred compensation plan liability.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Dec 31, 2019	Dec 31, 2018	% Change
Assets
Cash and due from banks	$21,757	23,551	(8)%
Interest-earning deposits with banks	119,493	149,736	(20)
Total cash, cash equivalents, and restricted cash	141,250	173,287	(18)
Federal funds sold and securities purchased under resale agreements	102,140	80,207	27
Debt securities:
Trading, at fair value	79,733	69,989	14
Available-for-sale, at fair value	263,459	269,912	(2)
Held-to-maturity, at cost	153,933	144,788	6
Mortgage loans held for sale	23,342	15,126	54
Loans held for sale	977	2,041	(52)
Loans	962,265	953,110	1
Allowance for loan losses	(9,551)	(9,775)	(2)
Net loans	952,714	943,335	1
Mortgage servicing rights:
Measured at fair value	11,517	14,649	(21)
Amortized	1,430	1,443	(1)
Premises and equipment, net	9,309	8,920	4
Goodwill	26,390	26,418	—
Derivative assets	14,203	10,770	32
Equity securities	68,241	55,148	24
Other assets	78,917	79,850	(1)
Total assets	$1,927,555	1,895,883	2
Liabilities
Noninterest-bearing deposits	$344,496	349,534	(1)
Interest-bearing deposits	978,130	936,636	4
Total deposits	1,322,626	1,286,170	3
Short-term borrowings	104,512	105,787	(1)
Derivative liabilities	9,079	8,499	7
Accrued expenses and other liabilities	75,163	69,317	8
Long-term debt	228,191	229,044	—
Total liabilities	1,739,571	1,698,817	2
Equity
Wells Fargo stockholders’ equity:
Preferred stock	21,549	23,214	(7)
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	61,049	60,685	1
Retained earnings	166,697	158,163	5
Cumulative other comprehensive income (loss)	(1,311)	(6,336)	(79)
Treasury stock – 1,347,385,537 shares and 900,557,866 shares	(68,831)	(47,194)	46
Unearned ESOP shares	(1,143)	(1,502)	(24)
Total Wells Fargo stockholders’ equity	187,146	196,166	(5)
Noncontrolling interests	838	900	(7)
Total equity	187,984	197,066	(5)
Total liabilities and equity	$1,927,555	1,895,883	2

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Assets
Cash and due from banks	$21,757	22,401	20,880	20,650	23,551
Interest-earning deposits with banks	119,493	126,330	143,547	128,318	149,736
Total cash, cash equivalents, and restricted cash	141,250	148,731	164,427	148,968	173,287
Federal funds sold and securities purchased under resale agreements	102,140	103,051	112,119	98,621	80,207
Debt securities:
Trading, at fair value	79,733	79,113	70,208	70,378	69,989
Available-for-sale, at fair value	263,459	271,236	265,983	268,099	269,912
Held-to-maturity, at cost	153,933	153,179	145,876	144,990	144,788
Mortgage loans held for sale	23,342	25,448	22,998	15,016	15,126
Loans held for sale	977	1,532	1,181	1,018	2,041
Loans	962,265	954,915	949,878	948,249	953,110
Allowance for loan losses	(9,551)	(9,715)	(9,692)	(9,900)	(9,775)
Net loans	952,714	945,200	940,186	938,349	943,335
Mortgage servicing rights:
Measured at fair value	11,517	11,072	12,096	13,336	14,649
Amortized	1,430	1,397	1,407	1,427	1,443
Premises and equipment, net	9,309	9,315	9,435	8,825	8,920
Goodwill	26,390	26,388	26,415	26,420	26,418
Derivative assets	14,203	14,680	13,162	11,238	10,770
Equity securities	68,241	63,884	61,537	58,440	55,148
Other assets	78,917	89,724	76,358	82,667	79,850
Total assets	$1,927,555	1,943,950	1,923,388	1,887,792	1,895,883
Liabilities
Noninterest-bearing deposits	$344,496	355,259	340,813	341,399	349,534
Interest-bearing deposits	978,130	953,236	947,613	922,614	936,636
Total deposits	1,322,626	1,308,495	1,288,426	1,264,013	1,286,170
Short-term borrowings	104,512	123,908	115,344	106,597	105,787
Derivative liabilities	9,079	9,948	8,399	7,393	8,499
Accrued expenses and other liabilities	75,163	76,532	69,706	74,717	69,317
Long-term debt	228,191	230,651	241,476	236,339	229,044
Total liabilities	1,739,571	1,749,534	1,723,351	1,689,059	1,698,817
Equity
Wells Fargo stockholders’ equity:
Preferred stock	21,549	21,549	23,021	23,214	23,214
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	61,049	60,866	60,625	60,409	60,685
Retained earnings	166,697	166,320	164,551	160,776	158,163
Cumulative other comprehensive income (loss)	(1,311)	(1,639)	(2,224)	(3,682)	(6,336)
Treasury stock	(68,831)	(61,785)	(54,775)	(50,519)	(47,194)
Unearned ESOP shares	(1,143)	(1,143)	(1,292)	(1,502)	(1,502)
Total Wells Fargo stockholders’ equity	187,146	193,304	199,042	197,832	196,166
Noncontrolling interests	838	1,112	995	901	900
Total equity	187,984	194,416	200,037	198,733	197,066
Total liabilities and equity	$1,927,555	1,943,950	1,923,388	1,887,792	1,895,883

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TRADING ASSETS AND LIABILITIES

(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Trading assets
Debt securities	$79,733	79,113	70,208	70,378	69,989
Equity securities	27,440	24,436	23,327	20,933	19,449
Loans held for sale	972	1,501	1,118	998	1,469
Gross trading derivative assets	34,825	39,926	34,683	30,002	29,216
Netting (1)	(21,463)	(26,414)	(22,827)	(20,809)	(19,807)
Total trading derivative assets	13,362	13,512	11,856	9,193	9,409
Total trading assets	121,507	118,562	106,509	101,502	100,316
Trading liabilities
Short sales	17,430	18,290	15,955	21,586	19,720
Gross trading derivative liabilities	33,861	38,308	33,458	28,994	28,717
Netting (1)	(26,074)	(29,708)	(26,417)	(22,810)	(21,178)
Total trading derivative liabilities	7,787	8,600	7,041	6,184	7,539
Total trading liabilities	$25,217	26,890	22,996	27,770	27,259

(1)	Represents balance sheet netting for trading derivative asset and liability balances, and trading portfolio level counterparty valuation adjustments.
FIVE QUARTER DEBT SECURITIES

(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Trading debt securities	$79,733	79,113	70,208	70,378	69,989
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	14,960	16,549	15,319	15,106	13,348
Securities of U.S. states and political subdivisions	40,337	40,503	45,095	49,700	49,264
Mortgage-backed securities:
Federal agencies	162,453	167,535	155,858	150,663	153,203
Residential and commercial	4,761	5,079	5,443	5,828	7,000
Total mortgage-backed securities	167,214	172,614	161,301	156,491	160,203
Other debt securities	40,948	41,570	44,268	46,802	47,097
Total available-for-sale debt securities	263,459	271,236	265,983	268,099	269,912
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	45,541	44,774	44,766	44,758	44,751
Securities of U.S. states and political subdivisions	13,486	12,719	7,948	6,163	6,286
Federal agency and other mortgage-backed securities (1)	94,869	95,637	93,105	94,009	93,685
Other debt securities	37	49	57	60	66
Total held-to-maturity debt securities	153,933	153,179	145,876	144,990	144,788
Total debt securities	$497,125	503,528	482,067	483,467	484,689

(1)	Predominantly consists of federal agency mortgage-backed securities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER EQUITY SECURITIES

(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Held for trading at fair value:
Marketable equity securities	$27,440	24,436	23,327	20,933	19,449
Not held for trading:
Fair value:
Marketable equity securities (1)	6,481	6,639	5,379	5,135	4,513
Nonmarketable equity securities	8,015	7,293	7,244	6,518	5,594
Total equity securities at fair value	14,496	13,932	12,623	11,653	10,107
Equity method:
Low-income housing tax credit investments	11,343	11,068	11,162	10,925	10,999
Private equity	3,459	3,425	3,352	3,890	3,832
Tax-advantaged renewable energy	3,811	3,143	3,051	3,041	3,073
New market tax credit and other	387	390	294	305	311
Total equity method	19,000	18,026	17,859	18,161	18,215
Other:
Federal Reserve Bank stock and other at cost (2)	4,790	5,021	5,622	5,732	5,643
Private equity (3)	2,515	2,469	2,106	1,961	1,734
Total equity securities not held for trading	40,801	39,448	38,210	37,507	35,699
Total equity securities	$68,241	63,884	61,537	58,440	55,148

(1)
Includes $3.8 billion, $3.5 billion, $3.5 billion, $3.5 billion and $3.2 billion at December 31, September 30, June 30, and March 31, 2019, and December 31, 2018, respectively, related to securities held as economic hedges of our deferred compensation plan obligations.

(2)
Includes $4.8 billion, $5.0 billion, $5.6 billion, $5.7 billion and $5.6 billion at December 31, September 30, June 30, and March 31, 2019, and December 31, 2018, respectively, related to investments in Federal Reserve Bank and Federal Home Loan Bank stock.

(3)	Represents nonmarketable equity securities for which we have elected to account for the security under the measurement alternative.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Commercial:
Commercial and industrial	$354,125	350,875	348,846	349,134	350,199
Real estate mortgage	121,824	121,936	123,008	122,113	121,014
Real estate construction	19,939	19,921	21,067	21,857	22,496
Lease financing	19,831	19,600	19,324	19,122	19,696
Total commercial	515,719	512,332	512,245	512,226	513,405
Consumer:
Real estate 1-4 family first mortgage	293,847	290,604	286,427	284,545	285,065
Real estate 1-4 family junior lien mortgage	29,509	30,838	32,068	33,099	34,398
Credit card	41,013	39,629	38,820	38,279	39,025
Automobile	47,873	46,738	45,664	44,913	45,069
Other revolving credit and installment	34,304	34,774	34,654	35,187	36,148
Total consumer	446,546	442,583	437,633	436,023	439,705
Total loans (1)	$962,265	954,915	949,878	948,249	953,110

(1)
Includes $568 million, $607 million, $1.2 billion, $3.2 billion, and $5.0 billion of purchased credit-impaired (PCI) loans at December 31, September 30, June 30, and March 31, 2019, and December 31, 2018, respectively.

Our non-U.S. loans are reported by respective class of financing receivable in the table above. Substantially all of our non-U.S. loan portfolio is commercial loans. The following table presents total non-U.S. commercial loans outstanding by class of financing receivable.

(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Non-U.S. commercial loans:
Commercial and industrial	$70,494	64,418	63,296	63,158	62,564
Real estate mortgage	7,004	7,056	6,801	7,049	6,731
Real estate construction	1,434	1,262	1,287	1,138	1,011
Lease financing	1,220	1,197	1,215	1,167	1,159
Total non-U.S. commercial loans	$80,152	73,933	72,599	72,512	71,465

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,545	1,539	1,634	1,986	1,486
Real estate mortgage	573	669	737	699	580
Real estate construction	41	32	36	36	32
Lease financing	95	72	63	76	90
Total commercial	2,254	2,312	2,470	2,797	2,188
Consumer:
Real estate 1-4 family first mortgage	2,150	2,261	2,425	3,026	3,183
Real estate 1-4 family junior lien mortgage	796	819	868	916	945
Automobile	106	110	115	116	130
Other revolving credit and installment	40	43	44	50	50
Total consumer	3,092	3,233	3,452	4,108	4,308
Total nonaccrual loans (1)(2)	$5,346	5,545	5,922	6,905	6,496
As a percentage of total loans	0.56%	0.58	0.62	0.73	0.68
Foreclosed assets:
Government insured/guaranteed	$50	59	68	75	88
Non-government insured/guaranteed	253	378	309	361	363
Total foreclosed assets	303	437	377	436	451
Total nonperforming assets	$5,649	5,982	6,299	7,341	6,947
As a percentage of total loans	0.59%	0.63	0.66	0.77	0.73

(1)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(2)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) are not placed on nonaccrual status because they are insured or guaranteed.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Total (excluding PCI)(1):	$7,285	7,130	7,258	7,870	8,704
Less: FHA insured/VA guaranteed (2)	6,352	6,308	6,478	6,996	7,725
Total, not government insured/guaranteed	$933	822	780	874	979
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$47	6	17	42	43
Real estate mortgage	31	28	24	20	51
Real estate construction	—	—	—	5	—
Total commercial	78	34	41	67	94
Consumer:
Real estate 1-4 family first mortgage	112	100	108	117	124
Real estate 1-4 family junior lien mortgage	32	35	27	28	32
Credit card	546	491	449	502	513
Automobile	78	75	63	68	114
Other revolving credit and installment	87	87	92	92	102
Total consumer	855	788	739	807	885
Total, not government insured/guaranteed	$933	822	780	874	979

(1)	PCI loans totaled $102 million, $119 million, $156 million, $243 million, and $370 million at December 31, September 30, June 30, and March 31, 2019, and December 31, 2018, respectively.

(1)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended December 31,		Year ended December 31,
(in millions)	2019	2018	2019	2018
Balance, beginning of period	$10,613	10,956	10,707	11,960
Provision for credit losses	644	521	2,687	1,744
Interest income on certain impaired loans (1)	(35)	(38)	(147)	(166)
Loan charge-offs:
Commercial:
Commercial and industrial	(212)	(220)	(802)	(727)
Real estate mortgage	(10)	(12)	(38)	(42)
Real estate construction	—	—	(1)	—
Lease financing	(35)	(18)	(70)	(70)
Total commercial	(257)	(250)	(911)	(839)
Consumer:
Real estate 1-4 family first mortgage	(28)	(38)	(129)	(179)
Real estate 1-4 family junior lien mortgage	(28)	(38)	(118)	(179)
Credit card	(436)	(414)	(1,714)	(1,599)
Automobile	(162)	(217)	(647)	(947)
Other revolving credit and installment	(177)	(180)	(674)	(685)
Total consumer	(831)	(887)	(3,282)	(3,589)
Total loan charge-offs	(1,088)	(1,137)	(4,193)	(4,428)
Loan recoveries:
Commercial:
Commercial and industrial	44	88	195	304
Real estate mortgage	6	24	32	70
Real estate construction	—	1	13	13
Lease financing	4	5	19	23
Total commercial	54	118	259	410
Consumer:
Real estate 1-4 family first mortgage	31	60	179	267
Real estate 1-4 family junior lien mortgage	44	48	184	219
Credit card	86	76	344	307
Automobile	75	84	341	363
Other revolving credit and installment	29	30	124	118
Total consumer	265	298	1,172	1,274
Total loan recoveries	319	416	1,431	1,684
Net loan charge-offs	(769)	(721)	(2,762)	(2,744)
Other	3	(11)	(29)	(87)
Balance, end of period	$10,456	10,707	10,456	10,707
Components:
Allowance for loan losses	$9,551	9,775	9,551	9,775
Allowance for unfunded credit commitments	905	932	905	932
Allowance for credit losses	$10,456	10,707	10,456	10,707
Net loan charge-offs (annualized) as a percentage of average total loans	0.32%	0.30	0.29	0.29
Allowance for loan losses as a percentage of total loans	0.99	1.03	0.99	1.03
Allowance for credit losses as a percentage of total loans	1.09	1.12	1.09	1.12

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Balance, beginning of quarter	$10,613	10,603	10,821	10,707	10,956
Provision for credit losses	644	695	503	845	521
Interest income on certain impaired loans (1)	(35)	(34)	(39)	(39)	(38)
Loan charge-offs:
Commercial:
Commercial and industrial	(212)	(209)	(205)	(176)	(220)
Real estate mortgage	(10)	(2)	(14)	(12)	(12)
Real estate construction	—	—	—	(1)	—
Lease financing	(35)	(12)	(12)	(11)	(18)
Total commercial	(257)	(223)	(231)	(200)	(250)
Consumer:
Real estate 1-4 family first mortgage	(28)	(31)	(27)	(43)	(38)
Real estate 1-4 family junior lien mortgage	(28)	(27)	(29)	(34)	(38)
Credit card	(436)	(404)	(437)	(437)	(414)
Automobile	(162)	(156)	(142)	(187)	(217)
Other revolving credit and installment	(177)	(168)	(167)	(162)	(180)
Total consumer	(831)	(786)	(802)	(863)	(887)
Total loan charge-offs	(1,088)	(1,009)	(1,033)	(1,063)	(1,137)
Loan recoveries:
Commercial:
Commercial and industrial	44	62	46	43	88
Real estate mortgage	6	10	10	6	24
Real estate construction	—	8	2	3	1
Lease financing	4	4	8	3	5
Total commercial	54	84	66	55	118
Consumer:
Real estate 1-4 family first mortgage	31	36	57	55	60
Real estate 1-4 family junior lien mortgage	44	49	48	43	48
Credit card	86	85	88	85	76
Automobile	75	80	90	96	84
Other revolving credit and installment	29	30	31	34	30
Total consumer	265	280	314	313	298
Total loan recoveries	319	364	380	368	416
Net loan charge-offs	(769)	(645)	(653)	(695)	(721)
Other	3	(6)	(29)	3	(11)
Balance, end of quarter	$10,456	10,613	10,603	10,821	10,707
Components:
Allowance for loan losses	$9,551	9,715	9,692	9,900	9,775
Allowance for unfunded credit commitments	905	898	911	921	932
Allowance for credit losses	$10,456	10,613	10,603	10,821	10,707
Net loan charge-offs (annualized) as a percentage of average total loans	0.32%	0.27	0.28	0.30	0.30
Allowance for loan losses as a percentage of:
Total loans	0.99	1.02	1.02	1.04	1.03
Nonaccrual loans	179	175	164	143	150
Nonaccrual loans and other nonperforming assets	169	162	154	135	141
Allowance for credit losses as a percentage of:
Total loans	1.09	1.11	1.12	1.14	1.12
Nonaccrual loans	196	191	179	157	165
Nonaccrual loans and other nonperforming assets	185	177	168	147	154

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY

We also evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than mortgage servicing rights) and goodwill and other intangibles on nonmarketable equity securities, net of applicable deferred taxes. These tangible common equity ratios are as follows:

•	Tangible book value per common share, which represents tangible common equity divided by common shares outstanding; and

•	Return on average tangible common equity (ROTCE), which represents our annualized earnings contribution as a percentage of tangible common equity.

The methodology of determining tangible common equity may differ among companies. Management believes that tangible book value per common share and return on average tangible common equity, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company’s use of equity.
The tables below provide a reconciliation of these non-GAAP financial measures to GAAP financial measures.

(in millions, except ratios)		Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Tangible book value per common share:
Total equity		$187,984	194,416	200,037	198,733	197,066
Adjustments:
Preferred stock		(21,549)	(21,549)	(23,021)	(23,214)	(23,214)
Additional paid-in capital on ESOP preferred stock		(71)	(71)	(78)	(95)	(95)
Unearned ESOP shares		1,143	1,143	1,292	1,502	1,502
Noncontrolling interests		(838)	(1,112)	(995)	(901)	(900)
Total common stockholders' equity	(A)	166,669	172,827	177,235	176,025	174,359
Adjustments:
Goodwill		(26,390)	(26,388)	(26,415)	(26,420)	(26,418)
Certain identifiable intangible assets (other than MSRs)		(437)	(465)	(493)	(522)	(559)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)		(2,146)	(2,295)	(2,251)	(2,131)	(2,187)
Applicable deferred taxes related to goodwill and other intangible assets (1)		810	802	788	771	785
Tangible common equity	(B)	$138,506	144,481	148,864	147,723	145,980
Common shares outstanding	(C)	4,134.4	4,269.1	4,419.6	4,511.9	4,581.3
Book value per common share	(A)/(C)	$40.31	40.48	40.10	39.01	38.06
Tangible book value per common share	(B)/(C)	33.50	33.84	33.68	32.74	31.86

		Quarter ended					Year ended
(in millions, except ratios)		Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Return on average tangible common equity:
Net income applicable to common stock	(A)	$2,546	4,037	5,848	5,507	5,711	17,938	20,689
Average total equity		192,393	200,095	199,685	198,349	198,442	197,621	203,356
Adjustments:
Preferred stock		(21,549)	(22,325)	(23,023)	(23,214)	(23,463)	(22,522)	(24,956)
Additional paid-in capital on ESOP preferred stock		(71)	(78)	(78)	(95)	(105)	(81)	(125)
Unearned ESOP shares		1,143	1,290	1,294	1,502	1,761	1,306	2,159
Noncontrolling interests		(945)	(1,065)	(939)	(899)	(910)	(962)	(929)
Average common stockholders’ equity	(B)	170,971	177,917	176,939	175,643	175,725	175,362	179,505
Adjustments:
Goodwill		(26,389)	(26,413)	(26,415)	(26,420)	(26,423)	(26,409)	(26,453)
Certain identifiable intangible assets (other than MSRs)		(449)	(477)	(505)	(543)	(693)	(493)	(1,088)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)		(2,223)	(2,159)	(2,155)	(2,159)	(2,204)	(2,174)	(2,197)
Applicable deferred taxes related to goodwill and other intangible assets (1)		807	797	780	784	800	792	866
Average tangible common equity	(C)	$142,717	149,665	148,644	147,305	147,205	147,078	150,633
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	5.91	9.00	13.26	12.71	12.89	10.23	11.53
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	7.08	10.70	15.78	15.16	15.39	12.20	13.73

(1)
Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (1)

		Estimated
(in billions, except ratio)		Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Total equity		$188.0	194.4	200.0	198.7	197.1
Adjustments:
Preferred stock		(21.5)	(21.5)	(23.0)	(23.2)	(23.2)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares		1.1	1.1	1.3	1.5	1.5
Noncontrolling interests		(0.8)	(1.1)	(1.0)	(0.9)	(0.9)
Total common stockholders' equity		166.7	172.8	177.2	176.0	174.4
Adjustments:
Goodwill		(26.4)	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)		(0.4)	(0.5)	(0.5)	(0.5)	(0.6)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)		(2.1)	(2.3)	(2.3)	(2.1)	(2.2)
Applicable deferred taxes related to goodwill and other intangible assets (2)		0.8	0.8	0.8	0.8	0.8
Other		0.2	0.3	0.4	0.3	0.4
Common Equity Tier 1 under Basel III	(A)	138.8	144.7	149.2	148.1	146.4
Total risk-weighted assets (RWAs) anticipated under Basel III (3)(4)	(B)	$1,247.7	1,246.2	1,246.7	1,243.1	1,247.2
Common Equity Tier 1 to total RWAs anticipated under Basel III (4)	(A)/(B)	11.1%	11.6	12.0	11.9	11.7

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. The Basel III capital requirements for calculating CET1 and tier 1 capital, along with RWAs, are fully phased-in.

(2)
Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(3)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach and the Advanced Approach applicable to certain institutions. Accordingly, in the assessment of our capital adequacy, we must report the lower of our CET1, tier 1 and total capital ratios calculated under the Standardized Approach and under the Advanced Approach. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of December 31, 2019, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for September 30, June 30 and March 31, 2019, and December 31, 2018, was calculated under the Basel III Standardized Approach RWAs.

(4)	The Company’s December 31, 2019, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Quarter ended Dec 31,
Net interest income (3)	$6,527	7,340	4,248	4,739	910	1,116	(485)	(551)	11,200	12,644
Provision (reversal of provision) for credit losses	522	534	124	(28)	(1)	(3)	(1)	18	644	521
Noninterest income	3,995	4,121	2,311	2,187	3,161	2,841	(807)	(813)	8,660	8,336
Noninterest expense	9,029	7,032	3,743	4,025	3,729	3,044	(887)	(762)	15,614	13,339
Income (loss) before income tax expense (benefit)	971	3,895	2,692	2,929	343	916	(404)	(620)	3,602	7,120
Income tax expense (benefit) (4)	497	637	197	253	85	231	(101)	(155)	678	966
Net income (loss) before noncontrolling interests	474	3,258	2,495	2,676	258	685	(303)	(465)	2,924	6,154
Less: Net income (loss) from noncontrolling interests	45	89	2	5	4	(4)	—	—	51	90
Net income (loss)	$429	3,169	2,493	2,671	254	689	(303)	(465)	2,873	6,064

Average loans	$462.5	459.7	476.5	470.2	77.1	75.2	(59.6)	(58.8)	956.5	946.3
Average assets	1,039.3	1,015.9	877.6	839.1	85.5	83.6	(60.6)	(59.6)	1,941.8	1,879.0
Average deposits	794.6	759.4	447.4	421.6	145.0	155.5	(65.1)	(67.6)	1,321.9	1,268.9

Year ended Dec 31,
Net interest income (3)	$27,610	29,219	17,699	18,690	4,037	4,441	(2,115)	(2,355)	47,231	49,995
Provision (reversal of provision) for credit losses	2,319	1,783	378	(58)	5	(5)	(15)	24	2,687	1,744
Noninterest income	17,706	17,694	9,978	10,016	13,304	11,935	(3,156)	(3,232)	37,832	36,413
Noninterest expense	32,696	30,491	15,352	16,157	13,709	12,938	(3,579)	(3,460)	58,178	56,126
Income (loss) before income tax expense (benefit)	10,301	14,639	11,947	12,607	3,627	3,443	(1,677)	(2,151)	24,198	28,538
Income tax expense (benefit) (4)	2,426	3,784	1,246	1,555	904	861	(419)	(538)	4,157	5,662
Net income (loss) before noncontrolling interests	7,875	10,855	10,701	11,052	2,723	2,582	(1,258)	(1,613)	20,041	22,876
Less: Net income from noncontrolling interests	477	461	5	20	10	2	—	—	492	483
Net income (loss)	$7,398	10,394	10,696	11,032	2,713	2,580	(1,258)	(1,613)	19,549	22,393

Average loans	$459.4	463.7	475.3	465.7	75.6	74.6	(59.3)	(58.8)	951.0	945.2
Average assets	1,028.4	1,034.1	861.0	830.5	84.3	83.9	(60.3)	(59.6)	1,913.4	1,888.9
Average deposits	782.0	757.2	422.5	423.7	146.0	165.0	(64.2)	(70.0)	1,286.3	1,275.9

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(4)
Income tax expense (benefit) for our Wholesale Banking operating segment included income tax credits related to low-income housing and renewable energy investments of $478 million and $486 million for the quarters ended December 31, 2019 and 2018, respectively, and $1.8 billion and $1.6 billion for the years ended December 31, 2019 and 2018, respectively.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
COMMUNITY BANKING
Net interest income (2)	$6,527	6,769	7,066	7,248	7,340
Provision for credit losses	522	608	479	710	534
Noninterest income	3,995	4,470	4,739	4,502	4,121
Noninterest expense	9,029	8,766	7,212	7,689	7,032
Income before income tax expense	971	1,865	4,114	3,351	3,895
Income tax expense	497	667	838	424	637
Net income before noncontrolling interests	474	1,198	3,276	2,927	3,258
Less: Net income from noncontrolling interests	45	199	129	104	89
Segment net income	$429	999	3,147	2,823	3,169
Average loans	$462.5	459.0	457.7	458.2	459.7
Average assets	1,039.3	1,033.9	1,024.8	1,015.4	1,015.9
Average deposits	794.6	789.7	777.6	765.6	759.4
WHOLESALE BANKING
Net interest income (2)	$4,248	4,382	4,535	4,534	4,739
Provision (reversal of provision) for credit losses	124	92	28	134	(28)
Noninterest income	2,311	2,560	2,530	2,577	2,187
Noninterest expense	3,743	3,889	3,882	3,838	4,025
Income before income tax expense	2,692	2,961	3,155	3,139	2,929
Income tax expense (3)	197	315	365	369	253
Net income before noncontrolling interests	2,495	2,646	2,790	2,770	2,676
Less: Net income from noncontrolling interests	2	2	1	—	5
Segment net income	$2,493	2,644	2,789	2,770	2,671
Average loans	$476.5	474.3	474.0	476.4	470.2
Average assets	877.6	869.2	852.2	844.5	839.1
Average deposits	447.4	422.0	410.4	409.8	421.6
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$910	989	1,037	1,101	1,116
Provision (reversal of provision) for credit losses	(1)	3	(1)	4	(3)
Noninterest income	3,161	4,152	3,013	2,978	2,841
Noninterest expense	3,729	3,431	3,246	3,303	3,044
Income before income tax expense	343	1,707	805	772	916
Income tax expense	85	426	201	192	231
Net income before noncontrolling interests	258	1,281	604	580	685
Less: Net income (loss) from noncontrolling interests	4	1	2	3	(4)
Segment net income	$254	1,280	602	577	689
Average loans	$77.1	75.9	75.0	74.4	75.2
Average assets	85.5	84.7	83.8	83.2	83.6
Average deposits	145.0	142.4	143.5	153.2	155.5
OTHER (4)
Net interest income (2)	$(485)	(515)	(543)	(572)	(551)
Provision (reversal of provision) for credit losses	(1)	(8)	(3)	(3)	18
Noninterest income	(807)	(797)	(793)	(759)	(813)
Noninterest expense	(887)	(887)	(891)	(914)	(762)
Loss before income tax benefit	(404)	(417)	(442)	(414)	(620)
Income tax benefit	(101)	(104)	(110)	(104)	(155)
Net loss before noncontrolling interests	(303)	(313)	(332)	(310)	(465)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(303)	(313)	(332)	(310)	(465)
Average loans	$(59.6)	(59.4)	(59.2)	(59.0)	(58.8)
Average assets	(60.6)	(60.4)	(60.2)	(60.0)	(59.6)
Average deposits	(65.1)	(62.7)	(62.5)	(66.5)	(67.6)
CONSOLIDATED COMPANY
Net interest income (2)	$11,200	11,625	12,095	12,311	12,644
Provision for credit losses	644	695	503	845	521
Noninterest income	8,660	10,385	9,489	9,298	8,336
Noninterest expense	15,614	15,199	13,449	13,916	13,339
Income before income tax expense	3,602	6,116	7,632	6,848	7,120
Income tax expense	678	1,304	1,294	881	966
Net income before noncontrolling interests	2,924	4,812	6,338	5,967	6,154
Less: Net income from noncontrolling interests	51	202	132	107	90
Wells Fargo net income	$2,873	4,610	6,206	5,860	6,064
Average loans	$956.5	949.8	947.5	950.0	946.3
Average assets	1,941.8	1,927.4	1,900.6	1,883.1	1,879.0
Average deposits	1,321.9	1,291.4	1,269.0	1,262.1	1,268.9

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(3)
Income tax expense for our Wholesale Banking operating segment included income tax credits related to low-income housing and renewable energy investments of $478 million, $422 million, $423 million, $427 million, and $486 million for the quarters ended December 31, September 30, June 30, and March 31, 2019, and December 31, 2018, respectively.

(4)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
MSRs measured using the fair value method:
Fair value, beginning of quarter	$11,072	12,096	13,336	14,649	15,980
Servicing from securitizations or asset transfers (1)	654	538	400	341	449
Sales and other (2)	—	(4)	(1)	(281)	(64)
Net additions	654	534	399	60	385
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	405	(718)	(1,153)	(940)	(874)
Servicing and foreclosure costs (4)	45	13	(22)	12	763
Discount rates (5)	(34)	188	(109)	100	(821)
Prepayment estimates and other (6)	(54)	(445)	206	(63)	(314)
Net changes in valuation model inputs or assumptions	362	(962)	(1,078)	(891)	(1,246)
Changes due to collection/realization of expected cash flows over time	(571)	(596)	(561)	(482)	(470)
Total changes in fair value	(209)	(1,558)	(1,639)	(1,373)	(1,716)
Fair value, end of quarter	$11,517	11,072	12,096	13,336	14,649

(1)
Includes impacts associated with exercising cleanup calls on securitizations as well as our right to repurchase delinquent loans from Government National Mortgage Association (GNMA) loan securitization pools. Total reported MSRs may increase upon repurchase due to servicing liabilities associated with these delinquent GNMA loans.

(2)
Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios or portfolios with servicing liabilities.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.

(6)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

	Quarter ended
(in millions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Amortized MSRs:
Balance, beginning of quarter	$1,397	1,407	1,427	1,443	1,414
Purchases	35	25	16	24	45
Servicing from securitizations or asset transfers	69	33	33	26	52
Amortization	(71)	(68)	(69)	(66)	(68)
Balance, end of quarter (1)	$1,430	1,397	1,407	1,427	1,443
Fair value of amortized MSRs:
Beginning of quarter	$1,813	1,897	2,149	2,288	2,389
End of quarter	1,872	1,813	1,897	2,149	2,288

(1)
Commercial amortized MSRs are evaluated for impairment purposes by the following risk strata: agency (GSEs) for multi-family properties and non-agency. There was no valuation allowance recorded for the periods presented on the commercial amortized MSRs.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Servicing income, net:
Servicing fees (1)		$780	806	830	841	925
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	362	(962)	(1,078)	(891)	(1,246)
Changes due to collection/realization of expected cash flows over time		(571)	(596)	(561)	(482)	(470)
Total changes in fair value of MSRs carried at fair value		(209)	(1,558)	(1,639)	(1,373)	(1,716)
Amortization		(71)	(68)	(69)	(66)	(68)
Net derivative gains (losses) from economic hedges (3)	(B)	(477)	678	1,155	962	968
Total servicing income, net		$23	(142)	277	364	109
Market-related valuation changes to MSRs, net of hedge results (2)(3)	(A)+(B)	$(115)	(284)	77	71	(278)

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,063	1,083	1,107	1,125	1,164
Owned loans serviced (2)	343	346	340	331	334
Subserviced for others	2	3	5	26	4
Total residential servicing	1,408	1,432	1,452	1,482	1,502
Commercial mortgage servicing:
Serviced for others	566	551	548	552	543
Owned loans serviced	124	122	123	122	121
Subserviced for others	9	9	9	9	9
Total commercial servicing	699	682	680	683	673
Total managed servicing portfolio	$2,107	2,114	2,132	2,165	2,175
Total serviced for others	$1,629	1,634	1,655	1,677	1,707
Ratio of MSRs to related loans serviced for others	0.79%	0.76	0.82	0.88	0.94
Weighted-average note rate (mortgage loans serviced for others)	4.25	4.29	4.33	4.34	4.32

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

(2)	Excludes loans serviced by third parties.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$503	461	322	232	245
Commercial		101	106	83	47	65
Residential pipeline and unsold/repurchased loan management (1)		156	41	76	65	48
Total		$760	608	481	344	358
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$72	85	90	64	48
Refinances as a percentage of applications		51%	50	44	44	30
Wells Fargo first mortgage unclosed pipeline, at quarter end		$33	44	44	32	18
Residential real estate originations:
Purchases as a percentage of originations		50%	60	68	70	78
Refinances as a percentage of originations		50	40	32	30	22
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$27	27	26	14	16
Correspondent		33	30	27	18	21
Other (2)		—	1	—	1	1
Total quarter-to-date		$60	58	53	33	38
Held-for-sale	(B)	$42	38	33	22	28
Held-for-investment		18	20	20	11	10
Total quarter-to-date		$60	58	53	33	38
Total year-to-date		$204	144	86	33	177
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.21%	1.21	0.98	1.05	0.89

(1)	Primarily includes the results of sales of modified GNMA loans, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.